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                                                                   EXHIBIT 10.29

                              SEPARATION AGREEMENT

      THIS AGREEMENT (the "Agreement"), made as of the 15th day of July 2004, by and between Terayon Communications Systems, Inc., a Delaware corporation (the "Company"), and Douglas Sabella (the "Executive");

                                WITNESSETH THAT:

      WHEREAS, Executive has been employed by the Company since July 14, 2003;

      WHEREAS, Executive has an Employment Agreement with the Company dated July 3, 2003 (the "Employment Agreement"), and whereas Executive has a Severance Agreement with the Company dated on or around January 14, 2003 (the "Change in Control Agreement");

      WHEREAS, Executive has been employed as the Company's Chief Operating Officer, and whereas the Company's Board appointed Executive to be President of the Company's Video Division on May 26, 2004;

      WHEREAS, Executive believes that he has been "constructively terminated" under the terms of his Employment Agreement and as a result has notified the Company of his intention to resign;

      WHEREAS, the Company disputes Executive's claim that he has been "constructively terminated" under the terms of his Employment Agreement, but has agreed to treat his resignation as a "constructive termination" under that Agreement;

      WHEREAS, the Company and Executive has decided that it is in their mutual best interests to resolve all disputes and claims between them;

      NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

      1. Resignation from Employment. Executive hereby resigns from his current position as President of the Company's Video Division, which resignation shall become effective without further action by Executive or the Company on July 16, 2004 (the "Resignation Date"). The Company shall continue to pay Executive his current base salary ($25,000.00 per month) and shall continue to provide him with employee benefits generally provided to other senior executives until the Resignation Date. As of the Resignation Date, all benefits and perquisites of employment (including but not limited to the vesting of any stock options and/or any rights Executive might have under the Employment Agreement or the Change in Control Agreement) shall cease, however, the Company shall provide Executive with the benefits and compensation described in Section 2 below, subject to the terms and conditions set forth herein. Following the Resignation Date, Executive may exercise any vested stock options in accordance with the terms and conditions of the applicable stock option plan(s) and agreement(s) for each such option.

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      2.    Compensation and Benefits Following Resignation Date. Following the
Resignation Date, the Company shall provide Executive with the following compensation and benefits in consideration for and subject to Executive's continued adherence to the covenants set forth in this Agreement, and provided that Executive signs the Release attached hereto as Exhibit A following the Resignation Date and does not revoke his release of ADEA claims under that
Release:

            (a) Company shall pay Executive a lump sum severance payment (the "Severance Payment") in the amount of $300,000.00, which is equal to twelve (12) months' pay at his current base salary. The Severance Payment described in this paragraph shall be subject to required taxes and withholdings, and shall be paid to Executive in a lump sum within ten (10) business days after Executive executes the Release attached hereto as Exhibit A, provided he does not revoke his release of ADEA claims under that Release.

            (b) Company shall continue to provide Executive with the same employee benefits for which he was enrolled immediately prior to the Resignation Date under the Company's group health, disability, life insurance and other welfare benefit plans, subject to the terms and conditions of those plans, and will continue to pay for Executive's participation in those plans to the same extent as it did immediately prior to the Resignation Date for a period of twelve (12) months following the Resignation Date (the "Severance Benefits"). Following such date, Executive shall have the right to continue coverage under Company's group health and similar insurance plans as provided in COBRA at his own expense. Executive will not accrue any right to other compensation or benefits including salary, vacation, PTO, sick leave or other paid time off following the Resignation Date.

      3.    Mutual General Release of Claims.

            (a) In exchange for the consideration described above, Executive (on behalf of himself and his heirs, successors and assigns) hereby releases, covenants not to sue, and forever discharges Company, its subsidiaries, divisions, parent and/or affiliated corporations or entities, and each of their current and former directors, officers, shareholders, agents, employees, attorneys, heirs, assigns, predecessors and successors, (the "Company Released Parties"), of and from any and all claims, demands, actions and causes of action, liabilities, losses, costs, attorneys fees or expenses, known or unknown, suspected or unsuspected, that Executive now has, or may ever have against the Company Released Parties, or any of them, that arise out of, or are in any way related to: (1) Executive's employment by the Company; (2) his resignation from employment with the Company; and (3) any transactions, occurrences, acts or omissions by the Company Released Parties, or any of them, occurring prior to his execution of this Agreement. Without limiting the foregoing, Executive understands and agrees that the foregoing release provisions waive and release claims alleging violations of any federal or state employment discrimination law, including without limitation Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family Medical Leave Act, the California Fair Employment and Housing Act, as well as claims arising out of or related to any alleged violations of state and federal wage and hour laws, all common law and statutory claims, including without limitation, breach of contract, fraud, violation of public policy, unfair competition and business practices,

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defamation, infliction of emotional distress, invasion of privacy, wrongful termination, or any other state or federal law, rule, or regulation, and any claims for attorneys' fees and costs.

            (b) Executive further acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act ("ADEA") and that this waiver and release is knowing and voluntary. Executive further acknowledges by this writing that: (a) he is waiving rights or claims for age discrimination under the ADEA in exchange for the payments described herein, which are in addition to anything of value to which he otherwise is entitled; (b) he has been given an opportunity to consider fully the terms of this Agreement for twenty-one (21) days, although he is not required to wait twenty-one (21) days before signing this Agreement; (c) he has been advised by an attorney of his choosing regarding the terms and conditions of this Agreement; (d) he understands he has seven (7) days in which to revoke his release of ADEA claims within seven (7) days of signing this Agreement, provided, however, that his release and waiver of all other claims will become effective when he executes this Agreement and, provided further, that Executive shall not be entitled to receive the Severance Payment or Severance Benefits under Section 2 above if he revokes his release of ADEA claims under this
Section 3(b).

            (c) Company on behalf of itself and the Company Released Parties hereby releases Executive, covenants not to sue, and forever discharges Executive, his heirs, successors, agents and attorneys (the "Executive Released Parties") of and from any and all claims, demands, actions and causes of action, liabilities, losses, costs, attorneys fees or expenses, known or unknown, suspected or unsuspected, that Company and the other Company Released Parties now has, or may ever have against the Executive Released Parties, or any of them, that arise out of, or are in any way related to: (i) Executive's employment by Company, (ii) his resignation from employment with the Company, and (iii) any transactions, occurrences, acts or omissions by the Executive Released Parties or any of them occurring prior to the execution of this Agreement ("Claims"), and Company agrees to indemnify and hold harmless Executive Released Parties from any Claims made by any Company Released Party. Without limiting the foregoing, Company understands and agrees that the foregoing provisions waive and release and indemnify against all common law and statutory claims, including without limitation, breach of contract, fraud, violation of public policy, unfair competition and business practices, defamation, infliction of emotional history, invasion of privacy, or any other state or federal law, rule or regulation, and any claim for attorneys' fees and costs.

            (d) Notwithstanding the foregoing the above releases shall not affect (i) any rights of the Executive to the enforcement of the terms of the Indemnity Agreement (as hereafter defined) and this Agreement or in respect of any malfeasance or fraud on the part of the Company or the Company Released Parties, (ii) any rights of the Company to the enforcement of the terms of the PIIAA (as hereafter defined) and this Agreement or in respect of any malfeasance or fraud on the part of the Executive or the Executive Released Parties.

      4. Section 1542 Waiver. The parties acknowledge that they are aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows: "A general release does not extend to claims which the creditor does not know or

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suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor." The parties hereby waive and relinquish all rights and benefits that they may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect.

      5. Proprietary Information and Invention Assignment Agreement. Executive acknowledges he signed a Proprietary Information and Invention Assignment Agreement ("PIIAA") as a condition of his employment with the Company. Executive further acknowledges that his PIIAA shall continue to remain in effect following the effective date of this Separation Agreement, and that he shall continue to be bound by the PIIAA following the effective date of this Separation Agreement.

      6. Indemnity Agreement. Company acknowledges that it made and entered into on July 14, 2003, an Indemnity Agreement with Executive ("Indemnity Agreement") as a condition of his employment with the Company. Company further acknowledges that, notwithstanding any other provision of this Separation Agreement, Company shall continue to be bound by the Indemnity Agreement following the effective date of this Separation Agreement and that the Indemnity Agreement shall survive such effective date.

      7. Assignment; Successors and Assigns. Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

      8. Entire Agreement. The terms of this Agreement and the attached Exhibits are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof, and may not be contradicted by evidence of any prior or contemporaneous agreement, except to the extent that the provisions of any such agreement are expressly referred to in this Agreement as having continued effect. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. This Agreement fully supersedes any prior or contemporaneous agreements representations, or understandings between Executive and the Company, whether written or oral, (including Executive's Employment Agreement and Executive's Change in Control Agreement, which are hereby terminated by this Agreement as of the Resignation
Date).

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      9.    Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and by a Director of the Company. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

      10. Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

      11. Governing Law; Arbitration. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without regard to principles of conflicts of laws. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen days after notification in writing by either party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Santa Clara County, California, under applicable rules of the American Arbitration Association with the fees and expenses of such arbitration being borne in equal halves by each party. The arbitration decision shall be final, conclusive and binding on both parties and any arbitration award or decision may be entered in any court having jurisdiction. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relieve in any court of competent jurisdiction to enforce the arbitration award.

      12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and same document.

      13. Acknowledgment. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE:                                      TERAYON COMMUNICATION
                                                SYSTEMS, INC.:

By: /s/ Douglas Sabella                         By: /s/ Edward Lopez
    -------------------------                       ----------------------------
        Douglas Sabella                                 Edward Lopez

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                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

      In exchange for providing me with the Severance Payment and Severance Benefits described in Section 2 of my Separation Agreement with Terayon Communications Systems, Inc. (the "Company"), to which this form is attached, I, Douglas Sabella, hereby furnish the Company with the following release and waiver ("Release"):

      I (on behalf of myself and my heirs, successors and assigns) hereby release, covenant not to sue, and forever discharge the Company, its subsidiaries, divisions, parent and/or affiliated corporations or entities, and each of their current and former directors, officers, shareholders, agents, employees, attorneys, heirs, assigns, predecessors and successors, (the "Released Parties"), of and from any and all claims, demands, actions and causes of action, liabilities, losses, costs, attorneys fees or expenses, known or unknown, suspected or unsuspected, that I now have, or may ever have against the Released Parties, or any of them, that arise out of, or are in any way related to: (1) my employment by the Company; (2) my resignation from employment with the Company; and (3) any transactions, occurrences, acts or omissions by the Released Parties, or any of them, occurring prior to my execution of this Release. Without limiting the foregoing, I understand and agree that the foregoing release provisions waive and release claims alleging violations of any federal or state employment discrimination law, including without limitation Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family Medical Leave Act, the California Fair Employment and Housing Act, as well as claims arising out of or related to any alleged violations of state and federal wage and hour laws, all common law and statutory claims, including without limitation, breach of contract, fraud, violation of public policy, unfair competition and business practices, defamation, infliction of emotional distress, invasion of privacy, wrongful termination, or any other state or federal law, rule, or regulation, and any claims for attorneys' fees and costs.

      I understand and agree this Release specifically covers known and unknown claims, and hereby waive my rights under Section 1542 of the California Civil Code or under any other comparable law of another jurisdiction that limits a general release to claims that are known to exist at the date of this agreement.
Section 1542 of the California Civil Code states as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      I acknowledge that I am also waiving and releasing any rights I may have under the Age Discrimination in Employment Act (the "ADEA"), that this waiver and release is knowing and voluntary. I also acknowledge by this writing that:
(a) I am waiving rights or claims for age discrimination under the ADEA in exchange for the payments described herein, which are in addition to anything of value to which I otherwise am entitled; (b) I have been given an opportunity to consider fully the terms of this Release for twenty-one (21) days, although I am not required to wait twenty-one (21) days before signing this Release; (c) I have been advised to consult with an attorney of my choosing before signing this Release; (d) I understand I have

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seven (7) days in which to revoke my release of ADEA claims within seven (7)
days of signing this Release, provided, however, that my release and waiver of all other claims will become effective when I execute this Release, and provided further, that I shall not be entitled to receive the Severance Payment or Severance Benefits under Section 2 of the Separation Agreement if I revoke my release of ADEA claims under this Release.

      Notwithstanding the foregoing, this Release shall not affect (i) any rights I have to the enforcement of the terms of my Indemnity Agreement with the Company and my Separation Agreement or in respect of any malfeasance or fraud on the part of the Company or the Company Released Parties, (ii) any rights of the Company to the enforcement of the terms of my Proprietary Information and Invention Assignment Agreement with the Company and my Separation Agreement or in respect of any malfeasance or fraud on my part or the Released Parties.

      I understand and agree that I shall continue to be bound by my obligations under my Proprietary Information and Invention Assignment Agreement with the Company, and that my receipt of the severance benefits under Section 2 of my Separation Agreement is contingent upon my fulfillment of and continued adherence to those obligations.

      Finally, I acknowledge that (a) I have read this Release or have been afforded every opportunity to do so, (b) I am fully aware of the its contents and legal effect, and (c) I have chosen to enter into it freely, without coercion and based upon my own judgment and not in reliance upon any promises made by the Company other than those contained therein.

Date: 7/15/04                                       /s/ Douglas Sabella
                                                    ----------------------------
                                                        Douglas Sabella